Exhibit 99.1

REVOCABLE PROXY

(RETURN IN INCLUDED ENVELOPE)

Solicited by the Board of Directors for the

Special Meeting of Shareholders

___________, 2023

The undersigned holder of common stock, no par value per share, of Community Financial Group, Inc., a Washington corporation (the “Company”), acknowledges receipt of the Notice of Special Meeting of Shareholders of the Company and the accompanying proxy statement/prospectus dated ________, 2023, and, revoking any proxy heretofore given, hereby constitutes and appoints Susan M. Horton and Dennis D. Bly, or either of them, with full power of substitution, as attorney and proxy to appear and vote all of the shares of common stock of the Company registered in the name(s) of the undersigned and held by the undersigned of record as of ___________, 2023, at the Special Meeting of Shareholders of the Company to be held on the ___ day of _________ 2023 at _____, local time, at 222 North Wall Street, Lower Level Conference Room, Spokane, Washington 99201, and at any postponements and adjournments thereof, upon the following items as set forth in the Notice of Special Meeting and more fully described in the proxy statement/prospectus, and to vote on all other matters which may be properly presented for action at the Special Meeting. All properly executed proxies will be voted as indicated.

1. Approval of the Plan and Agreement of Merger, dated as of August 8, 2023, among Glacier Bancorp, Inc., Glacier Bank, the Company and Wheatland Bank (the “merger proposal”).

☐ FOR	☐ AGAINST	☐ ABSTAIN

2. Approval of one or more adjournments of the the Special Meeting, if necessary or appropriate, including adjournments to solicit additional proxies in favor of the merger proposal (the “adjournment proposal”).

☐ FOR	☐ AGAINST	☐ ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE MERGER PROPOSAL AND “FOR” THE ADJOURNMENT PROPOSAL (IF NECESSARY OR APPROPRIATE). THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED TO THE COMPANY, WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE MERGER PROPOSAL AND “FOR” THE ADJOURNMENT PROPOSAL.

WITNESS my hand this ______ day of ________________ 2023.

(SIGNATURE)	(PLEASE PRINT NAME)

(SIGNATURE, IF HELD JOINTLY)	(PLEASE PRINT NAME)

(ADDRESS)

(No. of Shares of Common Stock)

Please date and sign exactly as your name(s) appears on your stock certificate for the Company common stock (or, if your shares are held in book entry, exactly as your name appears on the title to such shares). When signing as attorney, executor, administrator, trustee or guardian, please give full title. All joint owners should sign. If a corporation, please sign in full corporate name by an authorized officer and affix the corporate seal. If a partnership, please sign in partnership name by authorized person.

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE MARK, SIGN, DATE AND RETURN THIS REVOCABLE PROXY AS SOON AS POSSIBLE FOR RECEIPT NO LATER THAN                        , 2023 BY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

YOUR PROXY MAY BE WITHDRAWN OR REVOKED AT ANY TIME

PRIOR TO ITS EXERCISE.

2